UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2013

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Pursuant to Article 20 of the Swiss Federal Act on Stock Exchanges and Securities Trading, which requires the disclosure of securities positions at various thresholds in excess of 3% of the voting rights of a listed company, Transocean Ltd. (“Transocean”) has reported with the SIX Swiss Exchange that it has been notified by Carl C. Icahn that Mr. Icahn, together with certain of his affiliates (together “Icahn”), holds shares of Transocean in an amount totaling 1.56% of the issued shares and has a synthetic long position in shares of Transocean (including options to acquire shares) representing 1.70% of the issued shares.
Additionally, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act, Mr. Icahn has notified Transocean that Icahn is seeking approval to potentially acquire voting securities of Transocean in an amount exceeding the $682.1 million Hart-Scott-Rodino threshold, but less than that Act's threshold of 25% of the outstanding voting securities, depending upon various factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: January 14, 2013	By	/s/ Jill S. Greene
Jill S. Greene
Authorized Person